UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) June 26, 2019

DHI Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

001-33584	20-3179218
(Commission File Number)	(IRS Employer Identification No.)

1450 BROADWAY, 29TH FLOOR, NEW YORK, NEW YORK	10018
(Address of Principal Executive Offices)	(Zip Code)

(212) 725-6550

(Registrant's Telephone Number, Including Area Code)

NOT APPLICABLE

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934
(§240.12b-2 of this chapter).

Emerging growth company ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	DHX	New York Stock Exchange

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to
Section 13(a) of the Exchange Act. ☐

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 26, 2019, Ian Shepherd, the Chief Revenue Officer of DHI Group, Inc. (the “Company”), and the Company mutually agreed that Mr. Shepherd would step down from his position as Chief Revenue Officer due to personal reasons effective as of July 1, 2019. Chris Henderson, Chief Strategy Officer of the Company, will act as Interim Chief Revenue Officer and will oversee the sales organization during the search for a new head of sales.

The Company and Mr. Shepherd entered into a Separation Agreement and General Release pursuant to which (i) Mr. Shepherd will receive continued payment of his base salary and commissions for six months, such total amount being $236,092.06 (less applicable tax withholdings and deductions) as well as accelerated vesting of 42,188 shares of his unvested restricted stock and (ii) Mr. Shepherd will be available to the Company in an advisory capacity through December 31, 2019 to assist with the transition.

ITEM 9.01 Financial Statements and Exhibits

(a)	Exhibits.
EXHIBIT NO.     DESCRIPTION

10.1	Separation Agreement, dated as of June 26, 2019, between DHI Group, Inc. and Ian Shepherd

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DHI GROUP, INC.

Date:	June 26, 2019	By: /S/ Brian P. Campbell
Name: Brian P. Campbell
Title: Senior Vice President, Corporate Development, General Counsel and Corporate Secretary

EXHIBIT INDEX

10.1	Separation Agreement, dated as of June 26, 2019, between DHI Group, Inc. and Ian Shepherd